                                                                   EXHIBIT 23.14



                       CONSENT TO BE NAMED AS A DIRECTOR



    I hereby consent to be named as a person who will become a director of U.S. Office Products Company (the "Company") in the registration statement on Form S-4 to be filed by the Company with the Securities and Exchange Commission relating to the offer by the Company to exchange Common Stock for its 5 1/2% Convertible Subordinated Notes due 2001 at a temporarily reduced conversion price.



                                          /s/ Frank P. Doyle

                       ---------------------------------------------------------


                                          Frank P. Doyle



Dated: April 30, 1998